 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 15, 2018

Care.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36269	20-5785879
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 Fourth Avenue, Fifth Floor Waltham, MA 02451 (Address of principal executive offices) (Zip Code)

(781) 642-5900 (Registrant’s telephone number, include area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [x]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [x]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.
On February 15, 2018, the Board of Directors (the "Board") of Care.com, Inc. (the "Company") elected Marla Blow and William H. Harris, Jr. as directors of the Company. Neither Ms. Blow nor Mr. Harris has not been, and as of the date of filing of this Current Report on Form 8-K is not expected to be, elected to any committees of the Board. Ms. Blow has been designated as a Class I director and will serve on the Board until the Company’s 2020 Annual Meeting of Stockholders, or until her successor has been duly elected and qualified. Mr. Harris has been designated as a Class II director and will serve on the Board until the Company’s 2018 Annual Meeting of Stockholders, or until his successor has been duly elected and qualified.
Ms. Blow and Mr. Harris were recommended for election to the Board by the Company’s nominating and corporate governance committee, in accordance with the provisions of its charter.
There are currently no arrangements or understandings between either of Ms. Blow or Mr. Harris and any other person pursuant to which Ms. Blow and Mr. Harris were elected as directors. There are currently no transactions in which Ms. Blow or Mr. Harris have an interest requiring disclosure under Item 404(a) of Regulation S-K.
On February 15, 2018, in connection with their election to the Board, the Board approved a fiscal 2018 director's fee to each of Ms. Blow and Mr. Harris of $35,000 for their service on the Board, with such amount to be pro-rated from the date of their election until the end of the Company's 2018 fiscal year. If Ms. Blow or Mr. Harris elect to receive their cash compensation in the form of equity in lieu of cash, they will receive an equity grant of equal value in lieu of the cash consideration. The Board also granted each of Ms. Blow and Mr. Harris a restricted stock unit award, each under the Company's 2014 Incentive Award Plan and each valued at approximately $7,700.
On February 15, 2018, the Company issued a press release announcing the election of Ms. Blow and Mr. Harris to the Board. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits
(d)

Exhibit Number	Exhibit Title or Description

99.1	Press release issued by the Company on February 15, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2018	By:	/s/ Diane Musi
Diane Musi
General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Exhibit Title or Description

99.1	Press release issued by the Company on February 15, 2018